UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

February 3, 2012
Date of Report (date of earliest event reported)

MICRON TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10658	75-1618004
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 South Federal Way
Boise, Idaho 83716-9632
(Address of principal executive offices)

(208) 368-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

       On February 3, 2012, the Company’s Board of Directors (the “Board”) acknowledged D. Mark Durcan as interim Chief Executive Officer, pursuant to the Company’s Bylaws, following the death of Steven R. Appleton.  On February 4, 2012, the Board appointed Mr. Durcan Chief Executive Officer and also made him a member of the Board.  The Board also appointed Mark W. Adams President of the Company.  Robert E. Switz, a member of the Board since 2006, was named Chairman of the Board.

Mr. Durcan, age 51, joined the Company in 1984 and has been the Company’s Chief Operating Officer and President since 2007.  Prior to being named Chief Operating Officer and President, Mr. Durcan served as the Company’s Chief Technology Officer.  Mr. Adams, age 47, has been the Company’s Vice President of Worldwide Sales since July 2008.  He joined the Company as Vice President of Digital Media in June 2006 when the Company acquired Lexar Media, Inc. (“Lexar”).  From January 2006 until he joined the Company, Mr. Adams served as Lexar’s Chief Operating Officer.

The full text of the press release issued on February 3, 2012, related to Mr. Durcan being named interim Chief Executive Officer is attached as Exhibit 99.1 to this Current Report on Form 8-K.  The full text of the press release issued on February 4, 2012,  related to the appointments of Messrs. Durcan, Adams and Switz to their new positions is attached as Exhibit  99.2  to this Current Report on Form 8-K.

Item 8.01.	Other Events.

On February 3, 2012, the Company issued a press release related to the death of its Chairman and Chief Executive Officer, Steven R. Appleton.  The full text of the press release is attached as Exhibit 99.3 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued on February 3, 2012
99.2	Press Release issued on February 4, 2012
99.3	Press Release issued on February 3, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON TECHNOLOGY, INC.

Date:	February 7, 2012	By:	/s/ Ronald C. Foster
		Name:	Ronald C. Foster
		Title:	Chief Financial Officer and Vice President of Finance

INDEX TO EXHIBITS FILED WITH
THE CURRENT REPORT ON FORM 8-K DATED FEBRUARY 3, 2012

Exhibit	Description
99.1	Press Release issued on February 3, 2012
99.2	Press Release issued on February 4, 2012
99.3	Press Release issued on February 3, 2012